EXHIBIT 10.75
BROADPOINT SECURITIES GROUP, INC.
2007 INCENTIVE COMPENSATION PLAN
STOCK OPTION AGREEMENT
          THIS STOCK OPTION AGREEMENT (the “Agreement”) confirms the grant on December 18, 2008 (the “Grant Date”) by Broadpoint Securities Group, Inc., a New York corporation (the “Company”), to Lee Fensterstock (“Employee”) of non-qualified options (“Options”) to acquire shares of the Company’s common stock (“Shares”), as follows:
     Number of Shares Covered by Option Granted: 1,000,000
How Options Vest and Become Exercisable: 33-1/3% of the Options if not previously forfeited will vest and become exercisable on the first anniversary of the Grant Date; 33-1/3% of the Options, if not previously forfeited, will vest and become exercisable on the second anniversary of the Grant Date; and 33-1/3% of the Options, if not previously forfeited, will vest and become exercisable on the third anniversary of the Grant Date, provided in each case that Employee continues to be employed by the Company or another Group Entity on such vesting date (each, a “Stated Vesting Date”). In addition, if not previously forfeited, the Options will become vested upon the occurrence of certain events relating to a Termination of Employment and certain events relating to a Change of Control (as defined below), in each case to the extent provided in Section 4 of the Terms and Conditions of Stock Options attached hereto (the “Terms and Conditions”). If Employee has a Termination of Employment prior to a Stated Vesting Date and any Options are not otherwise deemed vested and exercisable by that date, such Options will be immediately forfeited except as otherwise provided in Section 4 of the Terms and Conditions.
Exercise Prices of the Options: The exercise price per Share of the Options will by $3.00.
Duration of the Options: Except as otherwise provided in Section 4 of the Terms and Conditions, if not previously forfeited, the Options shall expire and shall no longer be exercisable after the expiration of six years from the Grant date.

          The Options are subject to the terms and conditions of the Company’s 2007 Incentive Compensation Plan (the “Plan”), and this Agreement, including the Terms and Conditions attached hereto. The number of Options, the number and kind of Shares deliverable upon exercise of Options, and other terms relating to the Options are subject to adjustment in accordance with Section 5 of the Terms and Conditions and Section 5.3 of the Plan.
          Employee acknowledges and agrees that (i) Options are nontransferable, except as provided in Section 3 of the Terms and Conditions and Section 9.2 of the Plan, (ii) Options are subject to forfeiture upon Employee’s Termination of Employment in certain circumstances, as specified in Section 4 of the Terms and Conditions, and (iii) sales of Shares delivered in settlement of Options will be subject to the Company’s policies regulating trading by employees.
          IN WITNESS WHEREOF, BROADPOINT SECURITIES GROUP, INC. has caused this agreement to be executed by its officer thereunto duly authorized, and Employee has duly executed this Agreement, by which each has agreed to the terms of this Agreement.

Employee:	BROADPOINT SECURITIES GROUP, INC.

/s/ Lee Fensterstock	By:	/s/ Peter McNierney

Lee Fensterstock		Peter McNierney
TERMS AND CONDITIONS OF STOCK OPTIONS
          The following Terms and Conditions apply to the Options granted to Employee by the Company, as specified in the Stock Option Agreement (of which these Terms and Conditions form a part). Certain terms of the Options, including the number of Options granted, vesting dates and expiration date, are set forth in the Agreement.
          1. GENERAL. The Options are granted to Employee under the Company’s 2007 Incentive Compensation Plan (the “Plan”). A copy of the Plan and information regarding the Plan, including documents that constitute the “Prospectus” for the Plan under the Securities Act of 1933, can be obtained from the Company upon request. All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in the Agreement and these Terms and Conditions but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of the Agreement and this Terms and Conditions and mandatory provisions of the Plan, the provisions of the Plan govern, otherwise, the terms of this document shall prevail. By accepting the grant of the Options, Employee agrees to be bound by all of the terms and provision of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Company’s Executive Compensation Committee (the “Committee”) made from time to time, provided that no such Plan amendment, rule or regulation or Committee decision or determination without the consent of an affected Participant shall materially affect the rights of the Employee with respect to the Options.

          2. TIME AND METHOD OF EXERCISE. At any time while any portion of the Options remain vested and exercisable, Employee may exercise such vested Options in whole or in part by delivering to the Company written notice of exercise and payment of the exercise price. Such exercise price may be paid (i) in cash, by check or in another cash equivalent acceptable to the Company, (ii) by transfer to the Company of nonforfeitable, nonrestricted Shares held by Employee, (iii) through broker-assisted “cashless” exercise arrangements, to the extent permissible under applicable law, (iv) by any other method permitted under the Plan and under rules established by the Committee and in effect from time to time, or (v) by a combination of the foregoing.
          3. NONTRANSFERABILITY. Employee may not sell, transfer, assign, pledge, margin or otherwise encumber or dispose of Options or any rights hereunder to any third party other than by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Employee’s death), and Options, if exercisable, shall be exercisable during the lifetime of the Employee only by Employee or his guardian or legal representative, provided however that, Options and any rights hereunder may be transferred during the lifetime of Employee for purposes of the Employee’s estate planning and purposes.
          4. TERMINATION PROVISIONS. The following provisions will govern the vesting and forfeiture of the Options upon the occurrence of certain events relating to a Termination of Employment and certain events relating to a Charge of Control, in each case unless otherwise determined by the Committee (subject to Section 8(a) hereof):
               (a) Death or Disability. In the event of Employee’s death or Disability (as defined below), all Options then outstanding, if not previously vested, will immediately become vested and exercisable, and all outstanding Options will remain exercisable until the applicable expiration date set forth in the Stock Option Agreement.
               (b) Expiration of the Employment Period. In the event of Employee’s Termination of Employment as a result of the expiration of the Employment Period (as defined below), the portion of the then-outstanding Options not vested at the date of such termination shall continue to vest in accordance with the provisions of the Plan and the schedule set forth in the Stock Option Agreement and the portion of the then-outstanding Options vested at the date of such termination will remain exercisable until the applicable expiration date set forth in the Stock Option Agreement, on condition that Employee agrees to remain a member of the Board of Directors of the Company in good standing and to meet all obligations of a Board member.
               (c) Termination by Employee Without Good Reason or by the Company for Cause. In the event of Employee’s Termination of Employment by Employee for any reason other than Good Reason (as defined below) or by the Company or any Group Entity for Cause, the portion of the then-outstanding Options not vested at the date of such termination will be forfeited, and the portion of the then-outstanding Options vested at the date of such termination will remain exercisable until the earlier of the applicable expiration date set forth in the Stock Option Agreement or the 90th day after the date of the termination.

               (d) Termination by Employee with Good Reason other than in connection with a Change of Control or by the Company without Cause. In the event of Employee’s Termination of Employment by Employee for Good Reason other than in connection with a Change of Control or by the Company or any Group Entity for any reason other than Cause or Disability, the portion of the then-outstanding Options not vested at the date of such termination shall not be forfeited but shall continue to vest in accordance with the vesting schedule specified in the Stock Option Agreement, and the portion of the then-outstanding Options vested at the date of such termination will remain exercisable until the applicable expiration date set forth in the Stock Option Agreement.
               (e) Termination by Employee for Good Reason in connection with a Change of Control of the Company. In the event of Employee’s Termination of Employment for Good Reason in the event of a Change of Control and Employee does not continue thereafter as the most senior executive officer of the business of the Company as conducted immediately prior to the Change of Control, all Options then outstanding, if not previously vested will immediately become vested and exercisable and all outstanding Options will remain exercisable until the applicable expiration date set forth in the Stock Option Agreement.
               (f) Certain Definitions. The following definitions apply for purposes of this Agreement, whether or not Employee has an employment agreement or other agreement with a Group Entity that contains the same or similar defined terms:
                    (i) “Cause” means “Cause” as determined for purposes of the Employment Agreement.
                    (ii) “Change of Control of the Company” has the meaning given in the Employment Agreement.
                    (iii) “Disability” means “disability” as defined in Code Section 409A.
                    (iv) “Employment Agreement” means that certain Employment Agreement by and between Employee and the Company dated as of September 21, 2007.
                    (v) “Employment Period” has the meaning given in the Employment Agreement.
                    (vi) “Good Reason” means “Good Reason” as determined for purposes of the Employment Agreement.
                    (vii) “Group Entity” means either the Company or any of its subsidiaries and affiliates.
                    (viii) “Termination of Employment” means the event by which Employee ceases to be employed by a Group Entity and immediately thereafter is not employed by any other Group Entity and which constitutes a “separation from service” under Code Section 409A and its associated regulations.
          5. SHAREHOLDER’S RIGHTS, DIVIDENDS AND ADJUSTMENTS.
               (a) Shareholder’s Rights and Dividends. Employee will have no rights as a shareholder, and will not be entitled to any dividends declared or paid, with respect to any Share underlying an Option unless and until such Share is issued to Employee upon the proper exercise of such Option.
               (b) Adjustments. The number of Options credited to Employee, the number of Shares underlying such Options and/or the exercise price per Share of such Options shall be appropriately adjusted, in order to prevent dilution or enlargement of Employee’s rights with respect to such Options and Shares or to reflect any changes in the number of outstanding Shares resulting from any event referred to in Section 5.3 of the Plan.
          6. ADDITIONAL FORFEITURE PROVISIONS NOT APPLICABLE. The forfeiture conditions set forth in Section 7.4 of the Plan shall not apply to all Options hereunder and to gains realized upon the exercise of the Options, except as specifically stated herein.
          7. EMPLOYEE REPRESENTATIONS AND WARRANTIES AND RELEASE. As a condition to any non-forfeiture of the Options at or after Termination of Employment, including without limitation as provided by Sections 4 (b), (d) and (e) of these Terms and Conditions, and as a condition to any exercise of the Options, the Company may require Employee (i) to make any representation or warranty to the Company as may be required under any applicable law or regulation, and (ii) to execute a settlement agreement and release in such form as may be requested by the Company which includes, without limitation, a restrictive covenant substantially as set forth in Section 8(a) of the Employment Agreement, in accordance with and for a term not to exceed eighteen (18) months.
          8. OTHER TERMS RELATING TO OPTIONS.
               (a) Deferral of Settlement. No settlement of the exercise of an Option may be deferred hereunder.
               (b) Fractional Options and Shares. The number of Shares underlying Options credited to Employee shall not include fractional shares, unless otherwise determined by the Committee.
               (c) Tax Withholding. Employee shall make arrangements satisfactory to the Company, or, in the absence of such arrangements, a Group Entity may deduct from any payment to be made to Employee any amount necessary, to satisfy requirements of federal, state, local, or foreign tax law to withhold taxes or other amounts with respect to the exercise of the Options. Unless Employee has made separate arrangements satisfactory to the Company, the Company may elect to withhold Shares deliverable in settlement of the Options having a fair market value (as determined by the Committee) equal to the amount of such tax liability required to be withheld in connection with the exercise of the Options, but the Company shall not be obligated to withhold such Shares.
               (d) Statements. An individual statement of Employee’s Options will be issued to Employee at such times as may be determined by the Company. Such a statement shall reflect the number of outstanding Options credited to Employee, transactions therein during the period covered by the statement, and other information deemed relevant by the Committee. Such a statement may be combined with or include information regarding other plans and compensatory arrangements for employees.
          9. MISCELLANEOUS.
               (a) Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement and the Plan constitute the entire agreement between the parties with respect to the Options, and supersede any prior agreements or documents with respect thereto. No amendment, alteration, suspension, discontinuation, or termination of this Agreement which may impose any additional obligation upon the Company or materially impair the rights of Employee with respect to the Options shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by Employee.
               (b) No Promise of Employment. The Options and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an officer or employee of the Company for any period of time, or at any particular rate of compensation.
               (c) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.
               (d) Legal Compliance. Employee agrees to take any action the Company reasonably deems necessary in order to comply with federal and state laws, or the rules and regulations of the NASDAQ Global Market or any other stock exchange, or any other obligation of the Company or Employee relating to the Options or this Agreement.
               (e) Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at 12 East 49th Street, 31st Floor, New York, New York 10017, Attention: Corporate Secretary, and any notice to the Employee shall be addressed to the Employee at Employee’s address as then appearing in the records of the Company.